Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-155875 and 333-206310) of Retractable Technologies, Inc. of our report dated March 31, 2017, relating to the financial statements and financial statement schedule of Retractable Technologies, Inc., appearing in this Annual Report on Form 10-K of Retractable Technologies, Inc. for the year ended December 31, 2016.

/s/ Moss Adams LLP

Dallas, Texas
March 31, 2017